AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

for

GOLDEN PACIFIC HOMES, LLC

dated

February 15, 2017

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

ARTICLE II ORGANIZATIONAL MATTERS

7

2.1

Name

7

2.2

Term

8

2.3

Office and Agent

8

2.4

Addresses of Members and Manager

8

2.5

Purpose of Company

8

ARTICLE III CAPITALIZATION

8

3.1

Capitalization

8

3.2

Capital Contributions by the Members

8

3.3

Cash Subscriptions

8

3.4

Property Subscriptions

9

3.5

No Mandatory Additional Contributions

9

3.6

Additional Offerings and Units

9

3.7

Promotional Units to the Manager

10

3.8

Loans by Manager

11

3.9

Capital Accounts

11

3.10

No Interest

11

ARTICLE IV MEMBERS

11

4.1

Limited Liability

11

4.2

No Redemption

11

4.3

Transactions With The Company

11

4.4

Members Are Not Agents

11

4.5

Voting Rights

12

i

4.6

Confidential Information

12

ARTICLE V MANAGEMENT AND CONTROL OF THE COMPANY

12

5.1

Management of the Company by Manager

12

5.2

Election of Manager

12

5.3

Powers of Manager

12

5.4

Majority Decisions

13

5.5

Members Have No Managerial Authority

14

5.6

Contracts with Affiliates

14

5.7

Management Compensation and Reimbursements

14

5.8

Devotion of Time

15

5.9

Officers

15

5.10

Competing Activities

15

5.11

Performance of Duties; Limited Liability

15

5.12

Indemnity

15

ARTICLE VI ALLOCATIONS OF PROFITS AND LOSSES; CASH DISTRIBUTIONS

16

6.1

Profit Allocations

16

6.2

Losses

16

6.3

Distributions of Available Cash

16

6.4

Special Allocations

17

6.5

Code Section 704(c) Allocations

18

6.6

Allocations in Respect of a Transferred Unit

18

6.7

Obligations of Members to Report Allocations

18

6.8

Overriding Adjustments

18

6.9

Liquidation Distributions

18

ARTICLE VII ACCOUNTING, RECORDS, REPORTING BY MEMBERS

19

7.1

Books and Records

19

7.2

Reporting

19

7.3

Bank Accounts

19

7.4

Tax Matters Partner for the Company

19

ARTICLE VIII TRANSFER AND ASSIGNMENT OF UNITS

20

8.1

General Restrictions

20

8.2

Authorized Transfers

20

8.3

Conditions to Transfer

20

8.4

Rights and Obligations of Transferee

21

8.5

Effectiveness of Transfers

21

8.6

Admission of Transferee as Member

21

8.7

Attempted Transfers in Violation of Transfer Restrictions

21

8.8

Withdrawal of Members or Unit Holders

21

8.9

Rights of Legal Representatives

21

8.10

Section 754 Election

21

ARTICLE IX VALUATION OF COMPANY ASSETS

22

9.1

Asset Valuation Calculations

22

9.2

Current Asset Value

22

9.3

HPI Reports and Adjustments

22

9.4

Third Party Valuations

22

ARTICLE X DISSOLUTION AND WINDING UP

23

10.1

Dissolution

23

10.2

Winding Up

23

10.3

Distributions in Cash or Kind

23

10.4

Winding Up and Liquidating Distributions

23

10.5

No Capital Account Deficit Restoration

24

10.6

Certificates, Etc

24

10.7

Cooperation

24

ARTICLE XI MISCELLANEOUS

24

11.1

Governing Law; Venue

24

11.2

Legal Representation

24

11.3

Complete Agreement

25

11.4

Binding Effect

25

11.5

Interpretation

25

11.6

Dispute Resolution

25

11.7

Severability

26

11.8

Notices

26

11.9

Amendments

26

11.10

Attorney Fees

26

11.11

Time is of the Essence

26

11.12

Reliance on Authority of Person Signing Agreement

26

11.13

No Interest in Company Property; Waiver of Action for Partition

27

11.14

Creditors

27

11.15

Further Action

27

11.16

Multiple Counterparts

27

Exhibit A – List of Members

AMEMDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

FOR

GOLDEN PACIFIC HOMES, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) of Golden Pacific Homes, LLC, a Delaware limited liability company (the “Company”), is made and entered into effective as of ___________, 2017 ("Effective Date"), by and among Golden Pacific Capital, LLC, a Delaware limited liability company (the “Manager”), and such Persons as may be admitted as Members pursuant to the terms of this Agreement. This Agreement amends and restates, and supersedes in its entirety, all prior  Agreements of the Company including but not limited to that certain Operating Agreement dated August 29, 2016.

RECITALS

1)

On June 1, 2016, a Certificate of Formation for GPC FUND, II, LLC a limited liability company under the laws of the State of Delaware, was filed with the Delaware Secretary of State.

B.

On August 24, 2016, the Company filed a Certificate of Amendment of Certificate of Formation to change the Company’s name to Golden Pacific Homes, LLC.

C

The parties desire to adopt and approve this Amended and Restated limited liability company agreement for the Company.

AGREEMENT

NOW, THEREFORE, the parties by this Agreement set forth the limited liability company agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions set forth herein.

ARTICLE I
DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.1

“Acquisition Date” shall mean the date upon which title to any Proposed Property contributed to the Company under Section 3.5 is effectively transferred to the Company.

1.2

 “Act” shall mean the Delaware Limited Liability Company Act, 6 Delaware Code, Section 18-101 et seq., as the same may be amended from time to time.

1.3

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities or equity interests of such Person, (iii) any officer, director, manager or general partner of such Person, or (iv) any Person who is an

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officer, director, manager, general partner, trustee, or holder of ten percent (10%) or more of the voting securities or equity interests of any Person described in clauses (i) through (iii) of this sentence.

1.4

“Affiliate Fund Interest” shall mean any equity interest acquired by the Company in GPC Fund I, LLC, or any other real estate investment entity formed and managed by the Manager or an Affiliate thereof.

1.5

“Agreement” shall mean this Limited Liability Company Agreement, as originally executed and as amended from time to time.

1.6

“Appraisal” shall have the meaning provided in Section 9.4.

1.7

“Asset Management Fee” shall mean an aggregate annualized asset management fee equal to one and a quarter percent (1.25%) of the Company’s total Assets Under Management, determined monthly (i.e., 0.1045% per month) based upon the Company’s Assets Under Management as of the last day of each month.

1.8

“Assets Under Management” shall mean, as of any applicable date, the aggregate value of all Company assets (including each Investment Property at its then Current Asset Value) without deduction for expenses or Company liabilities (including any debt secured by any Investment Property), but excluding (i) deduction for any Depreciation deductions taken by the Company with respect to any Investment Property; and (ii) the value of any Affiliate Fund Interest held by the Company (if any).

1.9

“Available Cash” shall collectively mean Net Cash Flow and/or Net Capital Proceeds.

1.10

“Bankruptcy” shall mean: (a) the filing of an application by a Person for, or his, her or its consent to, the appointment of a trustee, receiver, or custodian of his, her or its other assets; (b) the entry of an order for relief with respect to a Person in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Person of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Person unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Person generally to pay his, her or its debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his, her or its inability to pay his, her or its debts as they become due.

1.11

“Broker Price Opinion (BPO)” shall have the meaning given in Section 9.4.

1.12

“Capital Account” shall mean with respect to any Member the capital account maintained for such Member in accordance with the following provisions:

(a)

To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b)

To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member, such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated to a Member and the

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amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)

In the event any interest in the Company is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d)

In the event the Gross Asset Values of the Company assets are adjusted pursuant to the definition of Gross Asset Value provided for herein, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

(e)

The provisions of this Section and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.  In the event it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such regulations, the Manager shall make such modifications.  The Manager shall adjust the amounts debited or credited to the Capital Accounts with respect to (i) any property contributed to the Company or distributed to any Member and (ii) any liabilities that are secured by such contributed or distributed property or that are assumed by the Company in the event the Manager shall determine that such adjustments are necessary or appropriate pursuant to Regulations Section 1.704-1(b)(2)(iv).  The Manager shall also make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, and are otherwise in accordance with  Regulations Section 1.701-1(b)(2)(iv)(q).  The Manager shall also make appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

1.13

“Capital Contribution” shall mean the total value of cash and the Contribution Value of any Proposed Property contributed to the Company by the Members.

1.14

“Capital Proceeds” shall mean the amount of any cash received from the sale or other disposition by the Company of any of its Investment Properties, including any condemnation proceeds and insurance proceeds that are received by the Company by reason of any condemnation of or damage to any Investment Property, as well as any refinance proceeds.

1.15

“Certificate” shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

1.16

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

1.17

“Company” shall mean Golden Pacific Homes, LLC, the Delaware limited liability company governed by this Agreement.

1.18

“Company Minimum Gain” shall have the meaning ascribed to the term “Company Minimum Gain” in the Regulations Section 1.704-2(d).

1.19

“Contribution Value” shall have the meaning given in Section 3.4.

1.20

“Current Asset Value” shall have the meaning set forth in Section 9.2.

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1.21

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

1.22

“Economic Interest” shall mean the right to receive distributions of the Company’s assets and allocations of income, gain, loss, deduction, credit and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, except as may be expressly provided in the Act.

1.23

“ERISA Plan Member” shall mean any Member subject to the Employee Retirement Income Security Act of 1974.

1.24

“Fiscal Year” shall mean the Company’s fiscal year, which shall be the calendar year.

1.25

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)

The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(b)

The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:  (i) the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for an interest in the Company; (ii) the distribution by the Company to either a withdrawing or continuing Member of more than a de minimis amount of money or other property as consideration for an interest in the Company; and (iii) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

(c)

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

1.26

“HPI” shall have the meaning given in Section 9.3.

1.27

“Incapacity” shall mean the Bankruptcy, dissolution, liquidation, adjudication of incompetency or death of any Person.

1.28

“Initial Closing Date” shall mean the closing date of the purchase of the first Investment Property acquired by the Company.

1.29

“Interest” shall mean a Member’s entire membership interest in the Company, including without limitation any and all rights, benefits and privileges pertaining thereto.  A member’s interest is represented by “Units,” described below.

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1.30

“Investment Properties” shall collectively mean all real estate investments that the Company acquires, directly or indirectly, as determined by the Manager in its sole discretion and as described in the Offering Statement; and “Investment Property” means any one of the Investment Properties.

1.31

“Majority Interest of the Members” shall mean, as of any date, any one or more Members which taken together represent more than fifty percent (50%) of the aggregate Percentage Interests held by all Members as of such date.

1.32

“Manager” shall mean Golden Pacific Capital, LLC, a Delaware limited liability company, or any successor manager appointed pursuant to the terms of this Agreement.  The Manager shall also be a member of the Company with respect to its allocable and distributable share of any Profits, Losses and cash distributions hereunder.

1.33

“Member” shall mean each Person admitted to the Company as a Member in accordance with this Agreement including an assignee who becomes a Member in accordance with Article VIII.  A list of the Members of the Company is set forth in Exhibit A, hereto, which may be amended from time to time by the Manager to reflect the outstanding Members of the Company from time to time.

1.34

“Member Nonrecourse Debt” shall have the meaning ascribed to the term “Partner Nonrecourse Debt” in Regulations Section 1.704-2(b)(4).

1.35

“Member Nonrecourse Deductions” shall mean items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

1.36

"Net Asset Value of the Company" shall mean, as of any date, the sum of (a) the aggregate Current Asset Values of all Investment Properties held by the Company as of the calculation date; (b) the total amount of cash held by the Company as of the calculation date; and (c) the book value of all other assets held by the Company as of the calculation date; less (d) the total amount necessary to discharge all Company indebtedness outstanding as of the calculation date; (e) the value of any Affiliate Fund Interest held by the Company; and (f) estimated costs of sale for each Investment Property equal to three percent (3%) of the Current Asset Value as of the calculation date.

1.37

"Net Asset Value (Per Unit)" shall mean the per Unit value determined in accordance with the following formula:

Net Asset Value (Per Unit) =	Net Asset Value of the Company
Total Number of Units Outstanding Units

1.38

 “Minimum Offering” shall have the meaning given in Section 3.1.

1.39

“Net Capital Proceeds” shall mean any Capital Proceeds received directly or indirectly by the Company after payment of (i) any costs and expenses accrued or assumed by the Company in connection with the transaction from which the Capital Proceeds were received, including without limitation brokerage commissions, closing costs and other costs of sale, (ii) any amounts used to reduce the outstanding principal amount of any Company indebtedness that is secured by Company Investment Properties; and (iii) such further amounts that the Manager deems necessary to place into reserves for acquisition of additional investments and anticipated costs and expenditures incurred or to be incurred in connection with the Company’s business.

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1.40

“Net Cash Flow” shall mean the amount of cash from any source, excluding Capital Proceeds, that the Manager, in its reasonable business judgment, deems available for distribution to the Members and the Manager, taking into account all debts, liabilities, and obligations of the Company then due and such further amounts that the Manager deems necessary to place into reserves for acquisition of additional investments and anticipated costs and expenditures incurred or to be incurred in connection with the Company’s business.  Reserves may be held in any Company bank account, placed in any insured bank or savings and loan deposit, invested in certificates of deposit, government securities, high grade commercial paper, money market fund or other suitable investment medium determined by the Manager, or delivered to an independent escrow holder selected by the Manager to be held for disbursement in payment of any Company debt, obligation or liability.  At such times as the Manager shall determine is appropriate, all or a portion of any reserves may be distributed to the Members as Net Cash Flow distributions in accordance with Article VI.

1.41

 “Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

1.42

"Offering" shall mean the offering of Units as described in the Offering Statement.

1.43

“Offering Statement” shall mean the Regulation A+ Offering Statement prepared by the Company in connection with the Offering of Units, originally dated August 29, 2016, and as amended and supplemented from time to time.

1.44

“Percentage Interest” shall mean the respective percentage interest of a Member determined, as of any date, by dividing the total number of Units held by such Member by the total number of Units issued and outstanding to all Members, or a specified group of Members, as of such date.

1.45

“Person” shall mean an individual, general partnership, limited partnership, Limited Liability Company, corporation, trust, estate, real estate investment trust association or any other entity.

1.46

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section shall be added to such taxable income or loss;

(b)

Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss;

(c)

In the event the book value of any Company asset is adjusted as a result of the application of Regulations Section 1.704-1(b)(2)(iv)(e) or Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)

Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the

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Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)

In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with Regulations Section 1.704(b)(2)(iv)(g); and

(f)

Notwithstanding any other provision of this Section, any items that are specially allocated shall not be taken into account in computing Profits or Losses.

1.47

“Proposed Property” shall have the meaning given in Section 3.4.  In no event shall a Proposed Property be accepted by the Company in exchange for Units unless it meets the investment guidelines set forth in the Offering.

1.48

“Regulations” means, unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

1.49

“Secondary Offering” shall mean any subsequent offering of Units in the Company that is conducted after the expiration of the initial Offering Period as described in Section 3.6 below.

1.50

“Subscription Agreement” shall have the meaning given in Section 3.2.

1.51

“Third Party Valuation” shall have the meaning given in Section 9.4.

1.52

“Unit” shall mean each membership interest unit issued to the Members in exchange for the Unit Purchase Price payable at the time of acquisition.

1.53

“Unit Holder” shall mean any Person who holds of record one or more Units issued by the Company, whether or not such Unit Holder has been admitted to the Company as a Member in accordance with the terms of this Agreement.

1.54

“Unit Purchase Price” shall mean the purchase price payable for a single Unit calculated as follows (but not less than zero (0)):

(a)

From the Effective Date of this Agreement through the last day of the first full calendar quarter following the Initial Closing Date, the Unit Purchase Price shall be $10.00 per Unit.

(b)

Beginning on the first day of the calendar quarter immediately following the period set forth in subsection (a), above, and continuing thereafter on the first day of each calendar quarter (i.e., January 1st, April 1st, July 1st and October 1st) until the dissolution and winding up of the Company under Article X hereof, the Unit Purchase Price shall be adjusted to equal to the Net Asset Value (Per Unit) calculated as of each such date.  The Unit Purchase Price so calculated shall thereafter be the Unit Purchase Price until the next quarterly adjustment completed in accordance herewith.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1

Name

.  The name of the Company shall be “Golden Pacific Homes, LLC,” which name may be changed by the Manager with written notice to the Members.

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2.2

Term

.  Subject to the provisions of Section 5.6 below, the term of this Agreement shall commence as of the date the Articles were filed with the Delaware Secretary of State and shall continue indefinitely until terminated as hereinafter provided.

2.3

Office and Agent

.  The Company shall continuously maintain an office and registered agent in the State of Delaware as required by the Act.  The principal office of the Company shall be located at 8711 E. Pinnacle Peak Rd., PMB #178, Scottsdale, AZ 85255, or at such other location as the Manager may determine.  The registered agent shall be as stated in the Articles or as otherwise determined by the Manager.

2.4

Addresses of Members and Manager

.  Unless a Member or Manager notifies the other Members and Manager to the contrary, the address of the Manager shall be the principal office of the Company and the address of the Members shall be as set forth in the Member’s Subscription Agreement.

2.5

Purpose of Company

.  The Company is formed for the limited purposes of:

(a)

acquiring, managing, administering and eventually disposing of Investment Properties (both directly and through acquisition of one or more Affiliate Fund Interests) and taking all actions required in connection therewith, as determined by the Manager and as set forth in the Offering; and

(b)

engaging in such other activities directly related to the foregoing business as may be necessary, advisable, or appropriate, in the reasonable opinion of the Manager.

ARTICLE III
CAPITALIZATION

3.1

Capitalization

.  Capital Contributions to the Company shall be made by purchasing Units for the Unit Purchase Price applicable as of the date of acquisition and as otherwise described in the Offering Statement.  The minimum offering of Units shall $2,000,000 (the “Minimum Offering”) and the maximum offering shall be $50,000,000 (the “Maximum Offering”); however, the Manager may, in its discretion, increase this Maximum Offering amount at any time without notice to the Members.  The Offering of Units may be terminated by the Manager at any time.

3.2

Capital Contributions by the Members

.  The Members shall make Capital Contributions to the Company by purchasing Units for cash in accordance with Section 3.3 (“Cash Subscriptions”) or, if approved by the Manager, by contributing an eligible Investment Property to the Company in accordance with Section 3.4 below (“Property Subscriptions”).  Cash Subscriptions and Property Subscriptions shall be made by prospective Members by executing a subscription agreement in a form and substance determined by the Manager (the “Subscription Agreement”) and delivering the fully completed Subscription Agreement to the Manager together with the appropriate payment or documentation required under this Article III.  Units will be sold only to potential Members that meet the suitability requirements set forth in the Offering Statement and all Subscription Agreements received from investors are subject to acceptance by the Manager in its sole judgment.  The Manager may issue fractional Units to Members if necessary in light of a Member's total Capital Contribution and the Unit Purchase Price in effect at the time such Capital Contribution is made.

3.3

Cash Subscriptions

.  Cash Subscriptions shall be made by delivering a completed and executed Subscription Agreement to the Manager together with the purchase price payable for the Units being acquired at the then current Unit Purchase Price.  The minimum Cash Subscription amount is 100 Units (the “Minimum Cash Subscription Amount”). Cash Subscriptions are subject to the prior

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approval of the Manager and investors making Cash Subscriptions will only be issued Units following such approval and when the purchase price paid for the Units is deposited into the Company's operating account (the “Operating Account”).  The Manager may delay transferring Cash Subscription funds into the Operating Account until the Manager determines that all or a portion of the subscription funds are required by the Company to: (i) fund or invest in a Company investment; (ii) pay fund debts; (iii) create appropriate reserves; or (iv) pay other proper expenses of the Company as determined by the Manager.  Prior to being transferred to the Operating Account, Cash Subscription funds may be placed by the Manager into a segregated non-interest bearing subscription account in the name of the Company at a bank selected by the Manager (the “Subscription Account”).  Once accepted Subscriptions are non-cancelable and non-refundable without Manager consent; however, any subscription funds remaining in the Subscription Account after the expiration of sixty (60) days from the date any such subscription funds were first received shall be returned to the subscribing Person upon request.

3.4

Property Subscriptions

.  In addition to issuing Units in exchange for Cash Subscriptions under Section 3.3 above, the Manager may, in its sole discretion, issue Units to approved investors in exchange for the contribution of an Investment Property to the Company on the terms and conditions set forth in this Section 3.4 (“Property Subscriptions”).

(a)

The right to make Property Subscriptions by potential Members (“Property Subscribers”) shall be subject to the prior approval of the Manager, which approval may be conditioned upon the Manager’s receipt of any documentation or information deemed necessary by the Manager to determine the appropriate Contribution Value and otherwise assess the terms and conditions of the property being proposed for contribution to the Company in exchange for Units (the “Proposed Property”).

(b)

Property Subscriptions may be made by delivering a completed and executed Subscription Agreement to the Manager, together with all information regarding the Proposed Property requested by the Manager under subsection (a).  The Manager may accept or reject any Property Subscription based upon any criteria established by the Manager in its sole discretion; provided, however, that, in no event, shall any Property Subscription be accepted with respect to any Proposed Property that, as of the Acquisition Date, does not meet the investment criteria for Company Properties as set forth in Offering Statement.

(c)

Units issued in exchange for Property Subscriptions shall be issued at the Unit Purchase Price based upon the value of the Proposed Property on or about the Acquisition Date or such other amount reasonably determined by the Manager and agreed to by the Property Subscriber (the “Contribution Value”).  On the Acquisition Date: (i) Units will be issued to the Property Subscriber at their current Unit Purchase Price and the Property Subscriber will receive a Capital Account credit equal to the Contribution Value; (ii) the Property Subscriber shall be admitted as a Member of the Company.

3.5

No Mandatory Additional Contributions

.  Except for the initial Capital Contributions that the Members agree to make in accordance with Sections 3.3 and 3.4 above, no Member shall be obligated to make additional Capital Contributions to the Company.

3.6

Additional Offerings and Units

.  The Manager may offer and sell Units on the terms described in this Article III over the entire term of the Company to the extent it deems the offering of Units to be in the interest of the Company and permissible under applicable securities laws.  The Manager may also, subject to the requirements of this Section 3.6, create, offer and sell additional membership interests in the Company with differing terms and conditions to those described in Offering Statement ("Additional Units"), including Additional Units with  preferred returns, senior priority for the return of capital contributions, discounted Unit Purchase Prices and/or disproportionate interests in Company

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Available Cash and Profits.  Any Additional Units offered pursuant to this Section 3.6, shall be subject to the following notice and refusal rights in favor of the then existing Members:

(a)

In the event that the Manager elects to issue Additional Units pursuant hereto, it shall notify the Members of the total amount of capital to be raised, the Unit Purchase Price payable for such Additional Units and any other material terms and conditions attributable to such Additional Units (an "Additional Unit Notice").

(b)

Not more than thirty (30) days following the date of any Additional Unit Notice, any existing Member may elect to purchase such Member’s pro rata share of the Additional Units (based upon each Member's Percentage Interest) by delivering to the Manager a written subscription (in form and substance satisfactory to the Manager) together with the applicable purchase price payable therefore.

(c)

In the event that any Members decline to purchase their Percentage Interest of the offered additional Units within such thirty (30) day period, the Manager shall notify the other Members who shall have the right to purchase any remaining unsold Additional Units not later than fifteen (15) days thereafter (and if more than one Member elects to buy such unsold Additional Units, they shall do so in proportion to their relative Percentage Interests).  Thereafter, the Manager shall have the right to sell and issue any unsold Additional Units to third parties on terms not more favorable to the purchasers than as set forth in the Manager’s Additional Unit Notice.  The Manager shall have the right to unilaterally amend this Agreement and Exhibit A hereto to reflect the issuance of any Additional Units made in accordance with this Section 3.6 and the admission of the purchasers thereof as Members of the Company.

(d)

This Section 3.6 shall be applicable to Additional Units with terms and conditions that materially affect the economic interests of the existing Unit Holders, only.  Nothing in this Section 3.6 shall affect the ongoing right of the Manager to issue Units and admit new Members on the terms and conditions provided in this Article III and on terms and conditions materially similar to those described in the Offering Statement.  Such Units may be offered without notice to exiting Members notwithstanding such Units may be offered at different times or pursuant to different securities exemptions than those described in the Offering Statement.

3.7

Promotional Units to the Manager

.  In addition to issuing Units to the Members in exchange for Cash Subscriptions or Property Subscriptions, the Manager will be entitled to issue Units to itself on an annual basis on the terms and conditions provided in this Section 3.7 ("Promotional Units").  Promotional Units shall be issued in the first quarter of each calendar year based upon the Net Asset Value of the Company as of December 31st of the prior year (the "Promotional Unit Date").  The amount of Promotional Units issued to the Manager as of any Promotional Unit Date shall be the number of Units that could be purchased by the Manager with the amount of any NAV Increase (as defined herein) realized within the Fiscal Year at the Unit Purchase Price payable for Units as of the Promotional Unit Date.  For this purpose, "NAV Increase" for any Fiscal Year shall mean the difference between: (i) the aggregate distributions the Manager would receive under Section 10.4(c) in a hypothetical liquidation of the Company's assets at the Net Asset Value of the Company as of the Promotional Unit Date; less (ii) the total value of the Promotional Units actually issued to the Manager prior years (i.e., the total number of Promotional Units issued at the Unit Purchase Price applicable as of the issuance date).  Promotional Units may be issued in accordance with this Section 3.7 for each full Fiscal Year occurring prior to an Event of Dissolution.  The right to Promotional Units provided herein shall be in addition to the Manager's right to Profit allocations and distributions of Available Cash; however, following an Event of Dissolution Profits allocated to the Manager shall be reduced by the aggregate value of all Promotional Units actually issued to the Manager under this Section 3.7 over the life of the Company (the "Aggregate Promotional Unit Amount").

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3.8

Loans by Manager

.  In the event that the Manager determines at any time that the cash available to the Company is insufficient to meet the then existing and projected needs of the Company, the Manager, in addition to exercising its rights to cause the Company to issue Additional Units in accordance with Section 3.7 above, may in its sole discretion loan or cause an Affiliate thereof to loan necessary funds to the Company in accordance with the provisions of this Section 3.8.  Any loan by the Manager or its Affiliate(s) to the Company may be repaid from Company funds available therefor in the reasonable judgment of the Manager.  Any such loan from the Manager or its Affiliate(s) to the Company shall be at a rate of interest and on such other terms as the Manager determines in its reasonable business judgment are not more onerous to the Company than those that an unaffiliated third party would charge the Company in an arms-length transaction.  The provisions of Section 4.3 below shall apply to any such loan by the Manager or its Affiliate(s).

3.9

Capital Accounts

.  The Company shall establish an individual Capital Account for each Member.  The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv).  If a Member transfers all or a part of his, her or its Membership Interest in accordance with this Agreement, such Member’s Capital Account attributable to the transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations Section 1.704-1(b)(2)(iv)(1).

3.10

No Interest

.  No Member shall be entitled to receive any interest on his, her or its Capital Contributions.

ARTICLE IV
MEMBERS

4.1

Limited Liability

.  No Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

4.2

No Redemption

.  The Company shall have no obligation to redeem any Member’s Units at any time and no Member shall have the right to withdraw from the Company or withdraw their Capital Contribution prior to the dissolution and winding up of the Company except as expressly provided herein.  The Manager may, in its sole and absolute discretion, agree to redeem the Units of one or more Members, but shall have no obligation to do so.

4.3

Transactions With The Company

.  The Manager, a Member or any Affiliates thereof lending money to or transacting other business with the Company or any Affiliate of the Company shall have the same rights and obligations with respect to such transactions or loans as a Person who is not a Manager, Member or Affiliates thereof.  The Members hereby waive, to the fullest extent permitted under applicable law, any fiduciary duty or duties that would impose any additional obligations on any Manager, Member or Affiliate that lends funds to the Company or any of its Affiliates, or that would in any way impose any higher burden on the ability of any such Manager, Member or Affiliate to recover the full amount of any funds loaned to the Company or any Company Affiliate than would be imposed on any Person who is not a Manager, Member or Affiliate thereof.  Nothing herein shall be deemed to entitle the Manager or any Member from engaging in any such transaction with the Company except in accordance with the other provisions of this Agreement.

4.4

Members Are Not Agents

.  No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

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4.5

Voting Rights

.  Except as expressly provided in this Agreement, Members shall have no voting, approval or consent rights.

4.6

Confidential Information

.  The Members acknowledge and agree that the financial and accounting books and records, operating reports, projections, forecasts, budgets and the other records, documents and information of the Company (collectively, the “Confidential Information”) are proprietary to the Company and constitute a special, unique and valuable asset.  The Members further acknowledge and agree that the Company may suffer great loss and damage if any Confidential Information is disclosed to third parties, including without limitation those in actual or potential competition with the Company.  Accordingly, except to the extent necessary for the preparation of a Member’s tax returns or financial statements or to the extent that the information otherwise has been publicly disclosed or disseminated, each Member hereby agrees not to disclose, reveal, divulge or make available to any other Person any Confidential Information without the express written consent of the Manager.  The Members agree that, in addition to any other remedies at law or equity, the provisions of this Section 4.6 may be enforced by specific performance or other injunctive relief and hereby agree to submit to the jurisdiction of the State of Arizona for the purposes of enforcing the foregoing provisions.

ARTICLE V
MANAGEMENT AND CONTROL OF THE COMPANY

5.1

Management of the Company by Manager

.  Subject to the provisions of this Agreement relating to actions required to be approved by the Members, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Manager.  No meetings of the Members shall be required hereunder.

5.2

Election of Manager

.  The Company shall initially have one (1) Manager, as specified in Article I above.  If the Manager is the subject of an Incapacity or if the Manager resigns, then one or more replacement managers may be appointed by the affirmative vote or written consent of a Majority Interest of the Members.  The Members shall not have the power or authority to remove the Manager.  If the number of Managers is changed, the Articles shall be amended, if necessary, to accurately reflect whether the Company has only one Manager or more than one Manager.  A Manager need not be a Member, an individual, a resident of the State of Delaware or a citizen of the United States.

5.3

Powers of Manager

.  Except as otherwise expressly stated in this Agreement, the Manager shall have exclusive control over the business of the Company, including the power to assign duties, to sign deeds, notes, deeds of trust, contracts, instruments and agreements and to assume direction of the business operations.  The Manager shall have all rights, power and authority generally conferred by law or necessary, advisable or consistent with accomplishing the Company purpose, including all of the powers described in Corporations Code Section 17003.  Without limiting the generality of the foregoing, such powers include the right:

(a)

To acquire, manage, administer and dispose of Investment Properties;

(b)

To otherwise expend the capital and profits of the Company in the furtherance of the Company’s business.

(c)

The right to issue Units and Additional Units and admit Members to the Company on the terms and conditions provided in this Agreement;

(d)

To improve, develop, rehabilitate, maintain, repair, lease, dispose of and otherwise manage each Investment Property.

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(e)

To borrow money from banks and other lending institutions for any Company purpose and, as security therefor, to encumber any Investment Property.

(f)

To repay in whole or in part, or to refinance, increase, modify, or extend any obligation affecting the assets of the Company.

(g)

To employ from time to time, at the expense of the Company, Persons required for the operation of the Company’s business (including accountants, attorneys, managers, contractors, brokers and others); to enter into agreements and contracts with such Persons on such terms and for such compensation as the Manager determines to be reasonable; and to give receipts, releases and discharges with respect to all of the foregoing, and any matters incident thereto, as the Manager may deem advisable or appropriate.

(h)

To purchase, at the expense of the Company, liability and other insurance to protect the Investment Properties and other Company property.

(i)

To pay all operational expenses incurred in connection with the ownership of the Investment Properties and the operation of the Company.

(j)

To open and maintain Company bank accounts.

(k)

To prepare, file and publish any and all instruments or documents necessary to enable the Company to transact business or otherwise to exist and operate;

(l)

To commence, dismiss or defend litigation or arbitration with respect to the Company or any of the Investment Properties; to make all strategic and other decisions relating to any litigation or arbitration involving all or any part of any Investment or other Company asset; to compromise, arbitrate or otherwise adjust claims in favor of or against the Company, and to negotiate with adverse parties, settle, or pursue to final judgment any such litigation on such terms and conditions as the Manager deems appropriate;

(m)

To do all things necessary to carry out the business of the Company, the foregoing powers and the other provisions of this Agreement, including, but not limited to, the power to negotiate, enter into, execute, acknowledge and deliver any and all documents, instruments, deeds, deeds in lieu of foreclosure, security agreements, bills of sale, certificates, instruments, contracts and agreements connected with the development, financing, leasing operation, rehabilitation, management, sale and transfer of all or any part of the Property, or any other assets of the Company, and any and all leases, amendments, modifications or extensions concerning all or any part of the Property or of any other assets of the Company; all on such terms and conditions as the Manager, in its sole discretion, deems to be in the best interests of the Company.

(n)

Each Member shall cooperate fully, reasonably and in good faith with the Manager in the implementation of the purposes of the Company and the foregoing rights and powers.

5.4

Majority Decisions

.  Notwithstanding any other provisions hereof, the following actions (“Majority Decisions”) shall require the prior written approval of a Majority Interest of the Members:

(a)

Any material change in the purposes of the Company as contemplated in this Agreement;

(b)

The appointment of a replacement Manager under Section 5.2; and

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(c)

Any other provision expressly requiring the approval of the Members under this Agreement.

5.5

Members Have No Managerial Authority

.  The Members shall have no power to participate in or direct the management of the Company except as expressly authorized by this Agreement.  Unless expressly and duly authorized in writing to do so by the Manager, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, or to render it liable for any purpose.

5.6

Contracts with Affiliates

.  The Manager may cause the Company to enter into other agreements whereby the Manager, Affiliates of the Manager or other Persons, or entities controlled by any of the foregoing, provide or sell or purchase services or property to or from the Company, are compensated for such services or property, and are reimbursed for expenses incurred on behalf of the Company in providing such services or property, so long as each such agreement is on terms and conditions that are fair and reasonable to the Company as determined by the Manager in its reasonable discretion and are at least as favorable to the Company as those generally available from unaffiliated Persons capable of similarly performing them in similar transactions between parties operating at arm’s length, as determined by the Manager in its reasonable discretion.  Without limiting the generality of the foregoing, such agreements may provide for the payment of servicing fees, property management fees, finder’s fees or brokerage commissions with respect to the management, servicing, acquisition or disposition of Investment Properties, the payment of loan commissions or finder’s fees with respect to financing obtained by the Company, and the payment of legal, consulting or other fees with respect to applicable services provided to the Company.

5.7

Management Compensation and Reimbursements

.  The Manager shall be entitled to the following compensation in connection with the management services provided for in this Agreement.  Compensation set forth in this Section 5.7 shall be in addition to the rights of the Manager to the Profits and distributions provided for in Article VI hereof, which shall not be deemed compensation for management services provided by Manager hereunder.

(a)

In exchange for the management services provided to the Company, the Manager shall be entitled to the Asset Management Fee.  The Asset Management Fee shall be payable as an expense of the Company on a monthly basis and shall be deducted from the Company’s gross income prior to any distributions of Net Cash Flow or Net Capital Proceeds under Article VI . The Manager in its sole discretion may elect to defer payment of any installment of the Asset Management Fee, which installment shall accrue without interest.  In no event, however, shall such deferral constitute a waiver of the Manager’s right to payment in future periods.

(b)

In exchange for identifying, acquiring and managing renovation of Investment Properties on behalf of the Company, the Manager shall be entitled to an acquisition fee of $4,000 per Investment Property (or in the case of multi-unit properties, $4,000 per Unit) (the “Acquisition Fees”).  Acquisition Fees shall be fully earned and payable by the Company to the Manager at the time of the Company’s acquisition of title to each Company Investment Property. Acquisition Fees cover the cost to execute the underwriting of all acquisitions (MLS, auction and other channels), bid on properties at auction, manage renovations and complete accounting for acquisition and renovation of the acquired properties.

(c)

The Manager shall be entitled to reimbursement for all organizational and syndication expenses of the Company and for all actual out of pocket costs and expenses incurred by it or its Affiliates in the course of managing and operating the Company’s business including, without limitation, commissioning professional home inspections & professional appraisals; protecting,

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preserving and enforcing the Company’s Investment Properties; and otherwise managing and operating the Company’s business. Notwithstanding the foregoing, neither the Manager nor its Affiliates shall be entitled to any reimbursements for their office rent, regular salaries and other payroll expenses of employees, items listed under Acquisition Fees or other general corporate overhead.

5.8

Devotion of Time

.  The Manager shall not be obligated to devote all of its time or business efforts to the affairs of the Company.  The Manager shall devote whatever time, effort, and skill as it deems appropriate for the operation of the Company.

5.9

Officers

.  The Manager may appoint officers at any time.  The officers of the Company, if deemed necessary by the Manager, may include a president, vice president, secretary, and chief financial officer.  The officers shall serve at the pleasure of the Manager, subject to all rights, if any, of an officer under any contract of employment.  Any individual may hold any number of offices.  No officer need be a resident of the State of Delaware or citizen of the United States. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Manager, provided that in no event shall officers have any greater authority than the Manager hereunder.  Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Manager at any time.  Any officer may resign at any time by giving written notice to the Manager.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.  A vacancy in any office may be filled by the Manager in its sole discretion.

5.10

Competing Activities

.  The Manager and its Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the business of the Company or any subsidiary thereof and that might be in direct or indirect competition with the Company or any subsidiary thereof.  Neither the Company, any subsidiary of the Company nor any Member shall have any right in or to such other permitted ventures or activities or to the income or proceeds derived therefrom.  The Manager shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company.  The Manager shall have the right to hold any investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to Persons other than the Company.  The Members hereby waive any and all rights and claims which they may otherwise have against the Manager and its Affiliates as a result of any of such activities.

5.11

Performance of Duties; Limited Liability

.  The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of intentional fraud, intentional misconduct, or a knowing and willful violation of law by the Manager.  No Person who is a Manager or officer or both a Manager and officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, by reason of being a Manager or officer or both a Manager and officer of the Company.

5.12

Indemnity

.  The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he, she or it is or was a Member, Manager, officer, employee or other agent of the Company or that, being or having been such a Member, Manager, officer, employee or agent, he or she is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, Company, joint venture, trust or other enterprise (all such

13090976.1

persons being referred to hereinafter as an “agent”), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.  The Manager shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Manager deems appropriate in its business judgment.

ARTICLE VI
ALLOCATIONS OF PROFITS AND LOSSES; CASH DISTRIBUTIONS

6.1

Profit Allocations

.  Profits of the Company shall be determined by the Manager no less than quarterly.  Profits and Losses with respect to any such calendar quarter or other accounting period shall be allocated among the Members and the Manager as follows, unless otherwise specifically provided in this Article IV:

(a)

First, 100% to the Members to the extent of, and in reverse order of, any prior allocations of Losses to the Members, as reduced by all prior allocations of Profits pursuant to this subsection 6.1(a)(i); and

(b)

Thereafter, (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests, and (ii) 20% to the Manager except as provided in subsection (c) below.

(c)

Notwithstanding Subsection (b), following an Event of Dissolution, Profits in excess of those allocated under subsection (a) shall be allocated: (i) 100% to the Member, pro rata in accordance with their relative Percentage Interests, until total Profit allocations to the Members hereunder equal the Aggregate Promotional Unit Amount received by the Manager over the life of the Company under 3.7; and (ii) Thereafter, 80% to the Members, pro rata in accordance with their relative Percentage Interests, and 20% to the Manager.

6.2

Losses

.  Losses with respect to a Fiscal Year shall be allocated to the Members first in accordance with their positive Capital Accounts and, thereafter, in accordance with their respective Percentage Interests.  Notwithstanding the foregoing, allocations of Losses to a Member shall be made only to the extent that such allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member’s share of Minimum Gain.  Any Losses not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses under this Section 6.2).  Any Losses reallocated under this Section 6.2 shall be taken into account in computing subsequent allocations of Profits and Losses pursuant to this Article 6, so that the net amount of any item so allocated and the Profits and Losses allocated to each Member pursuant to this Article 6, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article 6 if no reallocation of Losses had occurred under this Section 6.2.

6.3

Distributions of Available Cash

.  Except as provided in Section 6.9, Distributions of Available Cash will be made to the Members and the Manager in accordance with the following provisions,

(a)

Net Cash Proceeds shall be allocated and distributed to the Members and Manager on a quarterly basis: (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (ii) 20% to the Manager.

(b)

Net Capital Proceeds (if any) shall be allocated and distributed to the Members and Manager at such times as the Manager may reasonably determine is follows:

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(i)

first, 100% to the Members, pro rata based upon their relative Percentage Interests, until each Member has received aggregate distributions equal to their unreturned invested capital; and

(ii)

thereafter, (y) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (z) 20% to the Manager.

(c)

Notwithstanding any other provision of this Section 6.3, to the extent the Manager determines, in its sole judgment, that distributions of Available Cash to ERISA Plan Members is required for the Company to remain exempt from the Plan Asset Regulations under ERISA, the Manager may, upon notice to such ERISA Plan Members, commence making distributions of Available Cash to ERISA Plan Members in accordance with this Section 6.3(c) (“ERISA Plan Distributions”). ERISA Plan Distributions may be made whether or not a particular ERISA Plan Member is at the time of Distribution an Electing Member and ERISA Plan Distributions may be made either as annual Preferred Return Distributions or distributions of all or a portion of an ERISA Plan Member’s accrued Profits made monthly, quarterly, annually or at any one or more times deemed necessary by the Manager.

6.4

Special Allocations

.  Notwithstanding the provisions of Sections 6.1 and 6.2, the following provisions shall be controlling:

(a)

If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2).  Allocations pursuant to this Section 6.4(a) shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.4(a).  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f).  This Section 6.4(a) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)

If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any Fiscal Year, each member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member’s share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(i)(5)).  Allocations pursuant to this Section 6.4(b) shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.4(b).  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4).  This Section 6.4(b) is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)

Any nonrecourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

(d)

Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any Fiscal Year or other period

13090976.1

shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations Section 1.704-2(i).

(e)

If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in such Member’s Capital Account in excess of such Member’s share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible.  Any special allocations of items of income and gain pursuant to this Section 6.4(e) shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article VI so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article VI to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6.4(e) if such unexpected adjustments, allocations, or distributions had not occurred.

6.5

Code Section 704(c) Allocations

.  Notwithstanding any other provision in this Article VI, in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution.  Allocations pursuant to this Section 6.5 are solely for purposes of federal, state and local taxes.  As such, they shall not affect or in any way be taken into account in computing a Member’s Capital Account or share of profits, losses, or cash distributions pursuant to any provision of this Agreement.

6.6

Allocations in Respect of a Transferred Unit

.  If any Unit is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon his or her respective Unit at the close of such day.

6.7

Obligations of Members to Report Allocations

.  The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

6.8

Overriding Adjustments

.  Notwithstanding any other provisions hereof, the Manager shall have the discretion, to be exercised based upon the advice of the Company’s accountants or other tax advisors, to make such further allocations of Company Profits and Losses or to adjust the allocations of Company Profits or Losses so as to ensure, to the extent possible, that such allocations, when coupled with distributions payable to the Members under the terms of this Agreement, reflect the intended economic arrangements of the parties.  The Manager shall have the authority to unilaterally amend this Agreement as necessary to provide for such allocations so long as such amendment does not alter the intended economic arrangements of the Members.

6.9

Liquidation Distributions

.  Following an Event of Dissolution and over the course of winding up the Company’s assets, distributions shall be made in accordance with Section 10.3.

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ARTICLE VII
ACCOUNTING, RECORDS, REPORTING BY MEMBERS

7.1

Books and Records

.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes.  The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal office in Delaware all of the following:

(a)

A current list of the full name and last known business or residence address of each Member, together with the Capital Contributions, Capital Account and Percentage Interest of each Member;

(b)

A current list of the full name and business or residence address of the Manager;

(c)

A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

(d)

Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(e)

A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(f)

Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(g)

The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

7.2

Reporting

.  The Manager shall prepare and deliver to the Member quarterly statements summarizing the Company's performance as of the last day of each calendar quarter and setting forth the Company's Net Asset Value as of each such date.  Additionally, the Manager shall cause to be prepared and distributed to each Member the following items within ninety (90) days after the end of each Fiscal Year of the Company:

(a)

An annual report which shall contain a balance sheet of the Company as of the end of each Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year, including a statement of changes in financial position for that Fiscal Year; and

(b)

A Schedule K-1 and, such other information that the Members may require for preparation of their federal and state income tax returns.

7.3

Bank Accounts

.  The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company and shall not permit the funds of the Company to be commingled in any fashion with each other or with the funds of any other Person.

7.4

Tax Matters Partner for the Company

.  The Manager is designated as the Tax Matters Partner, as defined in Code Section 6231, to represent the Company (at the Company’s expense) in

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connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith.

ARTICLE VIII
TRANSFER AND ASSIGNMENT OF UNITS

8.1

General Restrictions

.  No Member may Transfer all or any part of its interest in the Company, or any of its rights hereunder, except in strict compliance with the restrictions set forth in this Article VIII.  Furthermore, no transferee of any such interest shall become a Member of the Company except as provided in Section 8.6.

8.2

Authorized Transfers

.  Subject to complying with the conditions of Section 8.3, each Member may Transfer all or any part of its Units in the Company to a transferee, by giving written notice of such Transfer to the Manager, and the transferee thereof will become a Unit Holder as to the transferred interest having the rights and subject to the obligations specified in this Article VIII.  Such a Transfer shall, however, not cause such transferee to be admitted as a Member, unless the Manager's consent thereto is granted under Section 8.6.

8.3

Conditions to Transfer

.  No transfer of any Units or other interest in the Company, whether voluntary or involuntary, will be valid or effective, unless the following conditions are satisfied:

(a)

The Manager determines that the transfer will not:

(i)

require registration of any interest in the Company under federal or state securities laws or subject the Company or the Manager to registration under any securities or commodity laws;

(ii)

constitute, when added to other transfers, trading on a secondary market, or an equivalent of such market, for purposes of Code Section 7704;

(iii)

result in the termination of the Company under Section 708(b)(i)(B) of the Code or result in the taxation of the Company as an association tax taxable as a corporation for federal income tax purposes;

(iv)

violate or be inconsistent with any representation or warranty made by the transferor at the time the transferor subscribe for or acquire the Units; or

(v)

constitute a breach or an event of default under any agreement between the Company or any of its Special Purpose Entities, as the case may be, and a third-party lender.

(b)

If the transfer would result in the joint or multiple ownership of any Units, the Manager may condition its approval upon the transferees' willingness to designate a single representative to represent the entire transferred interest.

(c)

Prior to recognizing the transfer, the Manager may require the transferor to execute and acknowledge an instrument of transfer and to reimburse the Company for all expenses reasonably incurred in connection with the transfer, and the transferee to make certain representations and warranties to the Company, including its agreement to be bound by the terms of this Agreement.

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(d)

Whether or not the transferee executes a separate agreement confirming its willingness to be bound by the terms of this Agreement, the transferee will be so bound.

8.4

Rights and Obligations of Transferee

.   From and after the effective date of a Transfer, the transferee of one or more of the Units shall be entitled the same rights and obligations as Members.

8.5

Effectiveness of Transfers

.  The Company shall have no obligation to recognize the effectiveness of any Transfer, whether voluntary or involuntary, until the Manager receives notice of the actual of proposed Transfer and confirms compliance with the conditions set forth in Section 8.3. At such time, the Manager shall note the transfer of the Interests on the Company's books and records.

8.6

Admission of Transferee as Member

.  No transferee of the Interests or an interest in the Company shall be admitted to the Company as a Member without the written consent of the Manager, which consent may be granted or withheld by the Manager in its sole discretion.  Compliance with the requirements of Section 8.3 does not vest in any transferee the right to become a Member as to the transferred interest.

8.7

Attempted Transfers in Violation of Transfer Restrictions

(a)

Void Transfers. Any attempt to Transfer Interests in the Company in violation of this Agreement shall be ineffective and the Company and the Members shall have no obligation to recognize the purported Transfer in any manner.

(b)

Indemnification.  In the case of a Transfer or attempted Transfer in violation of this Agreement, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold the Company and the Members, harmless from all costs, liability and damages that any of such indemnified persons may incur (including, without limitation, incremental tax liability (including penalties and interest) and attorneys' and accountants' fees and expenses) as a result of such Transfer or attempted Transfer.

8.8

Withdrawal of Members or Unit Holders

.  If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member’s person or property, the Member’s executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member’s rights for the purpose of settling the Member’s estate or administering the Member’s property, including any power the Member has under this Agreement to give an assignee the right to become a Member, subject in all events to the restrictions and limitations of this Article VIII.

8.9

Rights of Legal Representatives

.  If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member’s person or property, the Member’s executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member’s rights for the purpose of settling the Member’s estate or administering the Member’s property, including any power the Member has under this Agreement to give an assignee the right to become a Member, subject in all events to the restrictions and limitations of this Article VIII.

8.10

Section 754 Election

.  In the event of a transfer of a Membership Interest or any portion thereof by any Member, the death of a Member or the distribution of any property of the Company to a Member, in accordance with this Agreement, the Company shall file, at the request of the transferee Member, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734, 743 and 754 of the Code.  Any cost incurred in filing, implementing and operating in accordance with such election shall be borne by the Member requesting that such election be made.  Subject to the provisions of

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Treasury Regulations Section 1.704-1(b), adjustments to the adjusted tax basis of Company property under Sections 743 and 732(d) of the Code shall not be reflected in the Capital Account of the transferee Member or on the books of the Company, and subsequent Capital Account adjustments for distributions, depreciation, amortization, and gain or loss with respect to such property shall disregard the effect of such basis adjustment.

ARTICLE IX
VALUATION OF COMPANY ASSETS

9.1

Asset Valuation Calculations

.  Prior to an event of dissolution under Section 10.1, the value of each Investment Property shall be calculated and adjusted by the Manager periodically in accordance with the procedures set forth in this Article IX ("Asset Valuation Calculations").  Asset Valuation Calculations conducted by the Manager over the course of each year will be reviewed by an independent auditor at the conclusion of such year and shall be conclusive for determining the Current Asset Value of the Company's assets for all purposes for which Current Asset Values are expressly required under this Agreement.

9.2

Current Asset Value

.  The Initial Value of each Investment Property shall be the purchase price paid for such Investment Property as recorded in the Company's books and records at the time of acquisition increased by the total costs paid by the Company improving the Property as incurred following such acquisition (the "Initial Value"); however, in the event an Investment Property requires material improvements prior to rental that the Manager believes has or will materially increase the value of the Investment Property beyond the Initial Value determined in accordance herewith, the Manager may obtain an initial Appraisal or BPO based upon the value of Investment Property following completion of such improvements (whether performed prior to or following completion of such improvements) in which case the Initial Value shall be the value of the Investment Property reflected in such Appraisal or BPO.  The asset value of any Investment Property as of any date shall thereafter be the Investment Property's Initial Value as adjusted by any HPI Adjustment or Third Party Valuation completed in accordance with Sections 9.3 and 9.4 below, as of the valuation date (each Investment Property's "Current Asset Value").

9.3

HPI Reports and Adjustments

.  Following acquisition of each Investment Property, the Investment Property's Initial Value shall be adjusted by the Manager on the last day of each calendar quarter to reflect the change in the Home Price Index (“HPI”) of the Investment Property over the course of each calendar quarter ("HPI Adjustments").  HPI Adjustments will be based upon HPI reports  ("HPI Reports") purchased by the Company from one or more reputable, national third party data providers selected by the Manager ("Data Service Provider").  HPI Reports obtained for this purpose will include standardized information indicating the change in home prices occurring over the course of each calendar quarter in the real estate market where each Investment Property is located.  HPI Adjustments shall be made effective as of the last day of each applicable calendar quarter by adjusting the then Current Asset Value for each Investment Property by the percentage change (positive or negative) in the HPI for such quarter, as reflected in the applicable HPI Report.  Thereafter, the adjusted value for each such Investment Property shall be the Current Asset Value of the Investment Property until the next quarterly HPI Adjustment under this Section 9.3 or the occurrence of a Third Party Valuation under Section 9.4, below.  Data Service Provider(s) and HPI Report(s) will be utilized to make quarterly HPI Adjustments; however, such Servicer Provider(s) and/or HPI Report(s) may be replaced by the Manager based upon criteria it determines is reasonable for determining the change in HPI applicable to an Investment Property herunder.

9.4

Third Party Valuations

.  In addition to the quarterly HPI Adjustments conducted under Section 9.3, the Manager shall periodically determine the value of the Company's Investment Properties by conducting a third party valuation in accordance with this Section 9.4 (a "Third Party Valuation").

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(a)

The value of each Investment Property owned by the Company at the time of the Third Party Valuation shall be determined by a third party broker price opinion ("BPO") or appraisal ("Appraisal") obtained by the Company.  The Manager shall determine, in its sole discretion and on an asset by asset basis, whether a BPO or Appraisal will be utilized in connection with any Investment Property and the Manager shall be solely responsible for selecting the broker or appraiser utilized by the Company in connection therewith (subject to the minimum criteria set forth in subsection (b) below.

(b)

Notwithstanding any other provision hereof, ay real estate broker conducting a BPO and any appraiser conducting an Appraisal for the Company in connection with a Third Party Valuation shall (i) be actively licensed or appropriately certified to act as a broker or appraiser in the jurisdiction where the Investment Property is located; and (ii) shall have a minimum of five (5) years' experience valuing residential homes in such jurisdiction.

(c)

Third Party Valuations may be conducted by the Manager at any time, but shall occur no less than every three (3) years following the Initial Closing Date.  Following the occurrence of each Third Party Valuation the Current Asset Value of each Investment Property shall be adjusted to reflect the values obtained in connection therewith.  The values obtained in connection with a Third Party Valuation shall thereafter be subject to the quarterly HPI Adjustments set forth in Section 9.3, until the occurrence of the next Third Party Valuation conducted hereunder.

ARTICLE X
DISSOLUTION AND WINDING UP

10.1

Dissolution

.  The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following (“Event of Dissolution”):

(a)

The entry of a decree of judicial dissolution pursuant to the Act;

(b)

The Manager’s election to dissolve; or

(c)

The sale of all or substantially all of the assets of the Company.

10.2

Winding Up

.  Upon the occurrence of any event specified in Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors.  The affairs of the Company shall be wound up under the direction of the Manager or, if there is no Manager, a Majority Interest of the Members shall elect a liquidating Member or other Person to facilitate the liquidation of the Company.  Such Person is referred to as the “Liquidator” in this Article IX.  Such Liquidator is hereby authorized to do any and all acts and things authorized by law for the purpose of dissolving, winding up, liquidating or terminating a Company.

10.3

Distributions in Cash or Kind

.  Distributions upon dissolution may be made in cash or in kind or partly in cash and partly in kind.  Distributions in kind shall be made in accordance with and subject to reasonable conditions and restrictions uniformly applicable to all Members necessary or advisable in the discretion of the Liquidator in order to preserve the value of the assets so distributed.  If any asset is distributed in kind in liquidation, it shall, for purposes of accounting among the Members, be valued at its fair market value, as reasonably determined by the Liquidator, and, be treated as though the asset were sold and the cash proceeds distributed.

10.4

Winding Up and Liquidating Distributions

.  The winding up of the Company shall be accomplished by liquidating the Company’s assets as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent available, shall be applied and distributed by the

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Company on or before the end of the taxable year of such dissolution or, if later, within ninety (90) days after the winding up and liquidation are completed.  Any Member is eligible to purchase any or all of the Company’s assets in connection with the dissolution, winding up and liquidation.  Proceeds from the liquidation of the Company’s assets shall be applied in the following order of priority:

(a)

First, to the payment of the expenses of liquidation and to the payment of, or creation of a reserve for creditors (other than Members or the Manager) in the order of priority provided by law;

(b)

Second, to claims of Members and the Manager for loans, advances and other sums due and payable by the Company; and

(c)

Third,  100% to the Members, pro rata based upon their relative Percentage Interests, until each Member has received aggregate distributions under this Section 10.4(c) equal to their unreturned invested capital plus an amount equal the Aggregate Promotional Unit Amount received by the Manager over the life of the Company; and

(d)

Thereafter, (i) 80% to the Members, pro rata in accordance with their relative Percentage Interests; and (ii) 20% to the Manager.

10.5

No Capital Account Deficit Restoration

.  Notwithstanding anything contained in this Agreement to the contrary, if upon the dissolution and liquidation of the Company and after final allocation of all Profits and Losses resulting therefrom, any Member has a negative balance remaining in its Capital Account, such Member shall have no obligation whatsoever to restore such negative balance or any part thereof to the Company or any Member.

10.6

Certificates, Etc

.  At the appropriate times and in the appropriate places, the Liquidator shall cause to be filed a Certificate of Dissolution and a Certificate of Cancellation, and shall cause a Notice of Dissolution to be published, mailed and filed.  As soon as practicable the Liquidator shall also cause a final statement of its assets and liabilities to be prepared and furnished to all Members.

10.7

Cooperation

.  Each Member shall execute any document or certificate reasonably required to accomplish winding up and termination of the Company.

ARTICLE XI
MISCELLANEOUS

11.1

Governing Law; Venue

.  This Agreement and the rights of the parties hereunder will be governed by, interpreted and enforced in accordance with the laws of the state of Delaware, as well as the Act and other provisions and laws of the State of Delaware incorporated by reference in the Act.

11.2

Legal Representation

.  Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager.  The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the Delaware Rules of Professional Conduct or similar rules in any other jurisdiction (“Rules”).  Each Member acknowledges that Company counsel does not represent any Member and Company counsel shall owe no duties directly to any Member.  Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and the Manager (and its Affiliates), on the other hand, then each Member agrees that Company counsel may represent either the Company or such Manager (or its Affiliates or both), in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such

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representation.  Each Member further acknowledges that Company counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

11.3

Complete Agreement

.  This Agreement constitutes the complete and exclusive statement of agreement among the Members and Manager with respect to the subject matter herein and therein and replaces and supersedes all prior written and oral agreements or statements by and among the Members and Manager or any of them.  No representation, statement, condition or warranty not contained in this Agreement will be binding on the Members or Manager or have any force or effect whatsoever.

11.4

Binding Effect

.  Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

11.5

Interpretation

.  In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or its counsel.

11.6

Dispute Resolution

.

(a)

The parties shall attempt to resolve any dispute that may arise in connection with this Agreement through a process of mediation administered by JAMS or its successors (“JAMS”).  If, at the time such a dispute arises, JAMS does not exist or is unable to administer the mediation of the dispute in accordance with the terms of this Section 11.6 and the parties cannot agree on the identity of a substitute service provider, then the complaining party shall petition to a court of competent jurisdiction located in the State of Delaware, to identify a substitute service provider, who will administer the dispute resolution process in accordance with the terms of this Section 11.6.  The service provider identified in accordance with the provisions of this Section 11.6(a) shall be referred to as the “ADR Provider.”

(b)

The parties shall attempt to settle the dispute by participating in at least ten (10) hours of mediation at the offices of the ADR Provider.  The complaining party must notify the other parties that a dispute exists and then contact the ADR Provider to schedule the mediation conference.  A designated individual mediator will then be selected in accordance with the rules of the ADR Provider to conduct the mediation; provided that such mediator must not have any conflict of interest.  The mediation will be a nonbinding conference between the parties conducted in accordance with the applicable rules and procedures of the ADR Provider.  No party may initiate litigation or arbitration proceedings with respect to any dispute until the mediation of such dispute is complete.  Any mediation will be considered complete: (i) if the parties enter into an agreement to resolve the dispute; or (ii) if the responding party fails to appear at or participate in a reasonably scheduled mediation conference with respect to the dispute initiated by the complaining party; or (iii) if the dispute is not resolved within five (5) days after the mediation is completed.

(c)

If any dispute remains between the parties after the mediation is complete, then any party may require that the dispute be submitted to final and binding arbitration (without appeal or review) in Phoenix, Arizona, administered by the ADR Provider under its then-current rules within ninety (90) days following the completion of mediation.  The arbitrator must not have any conflict of interest.

(d)

Any mediation, litigation or arbitration of a dispute must be initiated, if at all, within one (1) year from the date on which a party first gave written notice to the other of the existence of

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the dispute, and any party who fails to commence mediation, litigation or arbitration within such one-year period shall be deemed to have waived any of its affirmative rights and claims in connection with the dispute and shall be barred from asserting such rights and claims at any time thereafter.  A mediation or arbitration shall be deemed commenced by a party when the party sends a notice to the ADR Provider, with a copy of the notice to the other parties, identifying the dispute and requesting mediation or arbitration.  Litigation shall be deemed commenced by a party when the party serves a complaint on the other parties with respect to the dispute.

(e)

The provisions of this Section 11.6 shall survive the expiration or termination of this Agreement.

11.7

Severability

.  If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

11.8

Notices

.  Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice.  Any party may, at any time by giving five (5) days’ prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

11.9

Amendments

.  Except with respect to matters that may be changed or effected by the Manager acting alone as expressly set forth in this Agreement, this Agreement may only be amended by a written instrument signed by the Manager and Members holding a Majority Interest, and any such amendment shall be binding on all Members.  Notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members:

(a)

To change the name of the Company;

(b)

To admit additional or substituted Members in accordance with this Agreement;

(c)

There is a false or erroneous statement in this Agreement or an amendment is required to accurately represent the agreement of the Members; and

(d)

To issue additional membership interests (Units) in the Company in accordance with Section 3.6.

11.10

Attorney Fees

.  In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses.

11.11

Time is of the Essence

.  All dates and times in this Agreement are of the essence.

11.12

Reliance on Authority of Person Signing Agreement

.  If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b)

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be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

11.13

No Interest in Company Property; Waiver of Action for Partition

.  No Member has any interest in specific property of the Company.  Without limiting the foregoing, each Member irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company.

11.14

Creditors

.  None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Company or any other person who is not a party to this Agreement, except a substituted Member shall be a party to this Agreement upon becoming a Member in accordance with the provisions of Article VIII.

11.15

Further Action

.  The Members shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of the Company.

11.16

Multiple Counterparts

.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement, effective as of the date first written above.

MANAGER AND INITIAL MEMBER:	GOLDEN PACIFIC CAPITAL, LLC, a Delaware limited liability company By: Name: Title: Manager
MEMBERS:	GOLDEN PACIFIC CAPITAL, LLC, a Delaware limited liability company By: Name: Title: Manager, as Attorney-In-Fact for the Persons listed as Members on Exhibit A attached hereto

[Signature Page]

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EXHIBIT A
TO
LIMITED LIABLITY COMPANY AGREEMENT
FOR
GOLDEN PACIFIC HOMES, LLC

LIST OF MEMBERS

Member Name and Address	Capital Contribution	Number of Units	Percentage Interest

A-1

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